UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: June 9, 2017

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 9, 2017, Oragenics, Inc. (the “Company”) received notification from the NYSE MKT LLC that it is not in compliance with the additional NYSE MKT continued listing standards set forth in Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii) of the NYSE MKT Company Guide (the “Company Guide”). The Exchange also stated that the Company was below compliance with Section 1003(a)(i) since the Company’s reported stockholders’ equity as of March 31, 2017 was $1.18 million and the Company has net losses in two of the last three most recent fiscal years ended December 31, 2016. As previously reported on a Form 8-K filed on May 13, 2016, the Company was previously notified by NYSE MKT that the Company was not in compliance with the stockholders’ equity continued listing standards as set forth in Section 1003(a)(iii) of the Company Guide and as previously reported on a Form 8-K filed on June 23, 2016 the Company was again notified on June 21, 2016 that it was also not in compliance with Section 1003(a)(ii).

As previously reported on a Form 8-K filed on July 19, 2016, (i) the Company submitted a plan of compliance on June 10, 2016 addressing how it intends to regain compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the NYSE MKT Company Guide by November 10, 2017 and (ii) on July 14, 2016 the Company was notified by the NYSE MKT that the Company’s plan to regain compliance by November 10, 2017, was accepted subject to periodic review by the NYSE MKT for compliance with the initiatives set forth in the plan. If the Company is not in compliance with the continued listing standards by November 10, 2017, or if the Company does not make progress consistent with the plan during the plan period, the NYSE Regulation staff may initiate delisting proceedings as appropriate.

The Company’s common stock will continue to be listed on the NYSE MKT while it attempts to regain compliance with the listing standards noted, subject to the Company’s compliance with other continued listing requirements. The Company’s common stock will continue to trade under the symbol “OGEN,” but will have an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE MKT’s listing standards. The NYSE MKT notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

The Company issued a press release on June 9, 2017, announcing that it had received the notice of noncompliance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated June 9, 2017, regarding NYSE MKT notice of non-compliance

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 9th day of June, 2017.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer